                                                                    Exhibit 23.2


                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

         We consent to the incorporation by reference in this registration statement of Second Bancorp Incorporated on Form S-4, of our report dated October 31, 1997 on the financial statements of The Trumbull Savings and Loan Company as of September 30, 1997 and 1996 and for each of the three years in the period ended September 30, 1997. We also consent to the reference to our firm under the heading "Experts" in the prospectus, which is part of this registration statement.




                                       /s/ Crowe, Chizek and Company LLP
                                       -----------------------------------------
                                       Crowe, Chizek and Company LLP

Cleveland, Ohio

September 21, 1998